UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0681092
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.00001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the listing of the common stock, $0.00001 par value per share (the “Common Stock”), of eXp World Holdings, Inc. (the “Registrant”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on The NASDAQ Stock Market LLC commencing on or about May 21, 2018. The Common Stock has been approved for listing on The NASDAQ Global Market of The NASDAQ Stock Market LLC under the symbol “EXPI.”

A description of the Common Stock to be registered hereunder is set forth under the caption “Description of Securities” in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2013, and such description is incorporated by reference herein. On April 28, 2016, the Registrant filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to effect a name change of the Registrant from “eXp Realty International Corporation” to “eXp World Holdings, Inc.” and to reduce the number of authorized shares of common stock from 7,700,000,000 to 220,000,000. The effective date of the Amendment was May 10, 2016. A copy and description of the Amendment is included in the Registrant’s Form 10-Q filed with the Securities and Exchange Commission on May 13, 2016, and is incorporated herein by reference.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the Common Stock to be registered hereunder is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXP WORLD HOLDINGS, INC.

Date: May 15, 2018	By:	/s/ Glenn Sanford
Glenn Sanford
Chief Executive Officer

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